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[WARNER CHILCOTT LOGO]

                                 NEWS RELEASE



Dublin, Ireland/Rockaway, NJ                                      July 19, 2000

         WARNER CHILCOTT STRENGTHENS FOCUS ON WOMEN'S HEALTH CARE MARKET

Dublin, Ireland/Rockaway, NJ...July 19, 2000... Warner Chilcott, plc (NASDAQ:WCRX) today announced the termination of their co-promotion agreement with Schering-Plough Corporation for their cardiovascular products K-DUR(R), an extended-release potassium supplement and Nitro-Dur(R), a nitroglycerin patch for angina, as well as for Lotrisone(R), a topical combination antifungal/corticosteroid, effective September 30, 2000.

"We anticipate a number of developments during the third and fourth quarters to broaden our women's healthcare product portfolio. We are in active negotiations to acquire several additional branded pharmaceutical products in the women's healthcare segment. Looking ahead to our merger with Galen Holdings, we need to prepare Warner Chilcott for the commercialization of Galen's product development portfolio, particularly their proprietary intravaginal ring (IVR) drug delivery platform and other products for the women's healthcare market. As a result, we need to devote our sales force capacity and marketing efforts exclusively to women's healthcare, specifically the ob/gyn and urology physician specialties, and can no longer allocate our resources to other segments such as cardiology. We have enjoyed our mutually beneficial relationship with Schering-Plough and appreciate their partnership over the past two years," said Roger M. Boissonneault, President of Warner Chilcott, plc.

"The Board of Galen firmly believes that there is an excellent strategic fit between Warner Chilcott and Galen to create an international specialty pharmaceutical products and services business. The Board remains confident that Warner Chilcott will continue strengthening its position in women's healthcare through acquiring and in-licensing further products and look forward to the completion of this transaction," said Dr. John King, Chief Executive Officer of Galen Holdings, plc (LSE:GAL).

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Warner Chilcott is a developer and marketer of prescription pharmaceutical products in the United States, primarily focused on the women's health therapeutic category. Through its national sales force of over 260 representatives, Warner Chilcott markets branded pharmaceutical products, including prenatal vitamins, urinary tract analgesics, oral contraceptives, and hormone replacement therapy products, directly to physician specialists across the country, particularly obstetrician/gynecologists and urologists. The Company's principal offices are in Dublin, Ireland and Rockaway, New Jersey.

Note:
Statements made in this press release include forward-looking statements made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995. Such statements, including those relating to financial expectations for the fiscal year 2000 and beyond, involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward looking statements, including, but not limited to, the Company's dependence on key products, risks associated with product development and manufacturing, the uncertainty of future financial results and fluctuations in operating results, dependence on the Company's acquisition strategy, new product introductions and other risks described from time to time in the Company's SEC filings. These forward-looking statements represent the judgment of the Company, as of the date of this release, and the Company disclaims any intent or obligation to update these forward-looking statements. Information on other significant potential risks and uncertainties not discussed herein may be found in the Company's filings with the Securities and Exchange Commission including its Form 10K for the year ended December 31, 1999 and Form 10Q for the quarter ended March 31, 2000.

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Co. Contact:

Diane M. Cady
Senior Vice President, Investor Relations & Corporate Communications
(973) 442-3327 or (800) 521-8813